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As filed with the Securities and Exchange Commission on November 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YOUNG BROADCASTING INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-3339681 (I.R.S. Employer Identification Number)

599 Lexington Avenue
New York, New York 10022
(Address of registrant's principal executive offices)

YOUNG BROADCASTING INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN
(Full title of plan)

Vincent J. Young
Chairman and Chief Executive Officer
Young Broadcasting Inc.
599 Lexington Avenue
New York, New York 10022
(212) 754-7070
(Name, address and telephone number of agent for service)

With a copy to:

Robert L. Winikoff, Esq.
Sonnenschein Nath & Rosenthal
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
Fax: (212) 768-6800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	2,250,000 shares (1)	(2)	$33,045,845(2)	$3,041

(1)
Represents shares that may be issued under the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"). Such shares are in addition to 2,300,000 shares of common stock previously registered with respect to the 1995 Stock Option Plan under Registration Statements No. 33-99678, 333-10703, 333-26997 and 333-88591 on Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933. With respect to shares issuable upon exercise of options that have been granted under the 1995 Stock Option Plan, the registration fee was calculated as provided by Rule 457(h)(1). With respect to shares underlying options that have not been granted under the 1995 Stock Option Plan, the registration fee was calculated as provided by Rule 457(h)(3).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

        As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, and under the General Instructions to Part I of Form S-8, this Registration Statement omits the information specified in Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Young Broadcasting Inc. (the "Registrant") with the Securities and Exchange Commission (Registration No. 0-25042) are incorporated herein by reference and made a part hereof:

  (a)
  Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

  (b)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

  (c)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

  (d)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

  (e)
  Registrant's Current Report on Form 8-K, dated February 13, 2002, filed with the Commission on February 13, 2002;

  (f)
  Registrant's Current Report on Form 8-K, dated February 12, 2002, filed with the Commission on March 8, 2002;

  (g)
  Registrant's Current Report on Form 8-K, dated May 15, 2002, filed with the Commission on May 23, 2002;

  (h)
  Items 5 and 7 of Registrant's Current Report on Form 8-K, dated August 7, 2002, filed with the Commission on August 12, 2002;

  (i)
  Registrant's Current Report on Form 8-K, dated September 19, 2002, filed with the Commission on September 26, 2002;

  (j)
  Registrant's Current Report on Form 8-K, dated November 7, 2002, filed with the Commission on November 19, 2002;

  (k)
  The definitive proxy statement relating to Registrant's 2002 annual meeting of stockholders dated April 15, 2002; and

  (l)
  The description of Registrant's Class A Common Stock, par value $.001 per share, contained in the Registrant's registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock registered hereby has been sold or that deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Section 10 of the Registrant's Restated Certificate of Incorporation provides as follows:

        The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article V, Section 5 of the Registrant's Second Amended and Restated By-Laws provides as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 7. Exemption From Registration Claimed.

        Not Applicable

Item 8. Exhibits.

Exhibit No.
4.1	Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan, as amended as of May 6, 2002
4.2
Restated Certificate of Incorporation of Young Broadcasting Inc. (Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference)
4.3
Amended and Restated By-laws of Young Broadcasting. Inc. (Filed as an Exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 33-83336, under the Securities Act of 1933 and incorporated herein by reference)
5.1	Opinion of Sonnenschein Nath & Rosenthal
23.1	Consent of Ernst & Young LLP
23.2	Consent of Sonnenschein Nath & Rosenthal (Included in Exhibit 5.1)
24.1	Power of Attorney (included on Page 6 of this Registration Statement)

Item 9. Undertakings.

  (a)
  The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  (b)
  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, state of New York, on November 19, 2002.

YOUNG BROADCASTING INC.
By:	/s/ VINCENT J. YOUNG Vincent J. Young Chairman

POWER OF ATTORNEY

        Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ VINCENT J. YOUNG Vincent J. Young	Chairman and Director (principal executive officer)	November 19, 2002
/s/ ADAM YOUNG Adam Young	Treasurer and Director	November 19, 2002
/s/ JAMES A. MORGAN James A. Morgan	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer) and Director	November 19, 2002
/s/ RONALD J. KWASNICK Ronald J. Kwasnick	President and Director	November 19, 2002

/s/ BERNARD F. CURRY Bernard F. Curry	Director	November 19, 2002
Alfred J. Hickey, Jr.	Director	November , 2002
/s/ LEIF LOMO Leif Lomo	Director	November 19, 2002
/s/ DAVID C. LEE David C. Lee	Director	November 19, 2002
/s/ RICHARD LOWE Richard Lowe	Director	November 19, 2002

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES AND POWER OF ATTORNEY
POWER OF ATTORNEY